EXHIBIT 23.2

                          Letterhead of Shachak & Co.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Geotek Communication, Inc. on Form S-3 (nos. 33-49548, 33-57530, 33-610344, 33-7280 and 33-78540) and form S-8 (no. 33-67144) of our reports, (i) dated
February 24, 1995, on our audit of the financial statements of Powerspectrum Technology Ltd. as of December 31, 1994 and 1993 and for the year ended December 31, 1994 and the fifteen month period ended December 31, 1993, (ii) dated January 17, 1993, on our audit of the financial statements of Powerspectrum Technologies Ltd. as of September 30, 1992 and for the three month period then ended, (iii) dated February 24, 1993 on our audit of the financial statements of Oram Electric Industries Ltd. as of December 31, 1992 and for the year then ended and (iv) dated February 24, 1993 on our audit of the financial statements of Oram Power Supplies (1990) Ltd. as of December 31, 1992 and for the year then ended, which reports appear in this current report on Form 10-K/A.

SHACHAK  & CO.

Certified Public Accountants

May 25, 1995

Tel-Aviv, Israel